                                                                    Exhibit 10.1

                  TENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

         This Tenth Amendment to Revolving Credit Agreement ("Tenth Amendment") is made as of November 13, 2001 by and among PROVANT, Inc. (the "Borrower"), a Delaware business corporation having its principal place of business at 67 Batterymarch Street, Suite 500, Boston, MA 02110, Fleet National Bank, a national banking association ("Fleet"), Wells Fargo Bank Iowa, N.A., a national banking association ("Wells Fargo"), Citizens Bank of Massachusetts, a Massachusetts banking corporation ("Citizens"), and KeyBank National Association, a national banking association ("KeyBank", together with Fleet, Wells Fargo and Citizens, the "Banks"), and Fleet National Bank, as agent for itself and the other Banks (the "Agent")

                                     RECITAL

         WHEREAS, the Borrower, the Banks and the Agent previously entered into that certain Revolving Credit Agreement, dated as of April 8, 1998, as thereafter modified and amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth and Ninth Amendments thereto and a letter amendment dated as of November 6, 2001 (said Revolving Credit Agreement, as so amended prior to the date hereof, the "Credit Agreement"), pursuant to which the Banks have made available to the Borrower a revolving credit loan facility for its corporate purposes; and

         WHEREAS, the parties hereto now desire to further amend or modify the Credit Agreement in certain respects in order to (i) waive certain Events of Default that have occurred, (ii) modify the interest rate structure applicable to all loans thereunder, and (iii) undertake certain other modifications and amendments, all as more particularly set forth hereinbelow.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

         Section 2. Amendments to Credit Agreement.

         (i) The definition of "Applicable Margin" in Section 1.1 is hereby amended and restated in its entirety so as to read as follows:

         "Applicable Margin". The Applicable Margin shall be 2.50% for all Prime Rate Loans and 4.50% for all Eurodollar Rate loans.

         (ii) Section 4.9 is amended in its entirety to provide as follows:

              "4.9 Interest After Default. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a fluctuating rate per annum equal to two percent (2%) above the interest rate otherwise applicable thereto."

         (iii) Notwithstanding any other provision of the Credit Agreement, from and after the date hereof the Borrower shall have no further right to request, or to convert to or to continue, any Revolving Credit Loan in the form of a Eurodollar Rate Loan. All Eurodollar Rate Loans which are outstanding on the date of this Tenth Amendment may remain outstanding for the duration of the Interest Period previously selected by the Borrower for each such Eurodollar Rate Loan, but no presently outstanding Eurodollar Rate Loan shall be entitled to be renewed.

         (iv) Borrower agrees that it shall enter into an amendment with Agent and Banks on terms and conditions reasonably satisfactory to Agent and Banks in their sole discretion, which amendment shall contain (to the extent not otherwise contained in this Tenth Amendment) each of the terms and conditions set forth in the Reservation of Rights Letter from Agent to Borrower dated November __, 2001 attached hereto as Exhibit II. Borrower agrees that failure to enter into such amendment on or prior to November 30, 2001 shall constitute an Event of Default under the Credit Agreement.

         Section 3. Waiver. Subject to satisfaction of the conditions precedent set forth in Section 4 below, Agent and Lenders hereby waive the Events of Default set forth on Exhibit I attached hereto; provided, however, in the event an Event of Default occurs as a result of Borrower's failure to comply with
Section 2(iv) of this Tenth Amendment, then such waiver shall be deemed null and void ab initio and Agent and Borrowers shall have all rights and remedies under the Credit Agreement with respect to such Events of Default as if such waiver had never been granted.

         Section 4. Conditions of Effectiveness. This Tenth Amendment shall become effective upon satisfactory of the following conditions precedent: Agent shall have received (i) six (6) copies of this Amendment executed by Borrower and Lenders and consented and agreed to by Guarantors pursuant to the form of amendment set forth as Annex A attached hereto and (ii) payment by Borrower of the $500,000 fee due and owing on October 31, 2001 pursuant to Section 11 of the Ninth Amendment.

         Section 5. Effective Date. The effective date of this Tenth Amendment shall for all purposes be the date appearing on the first page hereof.

         Section 6. Loan Documents Ratified and Confirmed. The Credit Agreement and each of the other Loan Documents, as they may be specifically supplemented or amended by this Tenth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the collateral described therein, do, and shall continue to, secure the payment of all obligations under the Loan Documents, in each case as amended or supplemented pursuant to this Tenth Amendment. All references to the "Credit Agreement" contained in the Loan Documents shall mean or refer to the Credit Agreement as amended and supplemented by this Tenth Amendment and as it may be further amended, supplemented, modified and restated and in effect from time to time, including without limitation any such amendment, supplement, modification or restatement which increases the amount of Indebtedness owing by the Borrower thereunder.

         Section 7. Bringdown. The Borrower hereby confirms that all representations and warranties with respect to the Borrower and any Subsidiaries contained in the Credit Agreement and each of the other Loan Documents and in any other certificate or document delivered in connection therewith are true and correct as of the date hereof, and that no Default or Event of Default is outstanding or would be created by the consummation of the transactions described herein.

         Section 8. Fees, Costs and Expenses. In addition to the foregoing transaction fee, Borrower agrees to pay on demand all the costs and expenses of the Agent and the Banks, including without limitation all reasonable fees and expenses of counsel, in connection with the preparation, execution and delivery of this Tenth Amendment and the other documents and instruments to be delivered herewith.

         Section 9. Miscellaneous. This Tenth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Tenth Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Tenth Amendment is intended to take effect as a sealed instrument and shall for all purposes be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

         Section 10. Facsimile. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be duly executed as an instrument under seal as of the date first above written.

                                            PROVANT, INC.


                                            By: /s/ Norman Fornella
                                               ---------------------------
                                               Title: Executive Vice President

                                            CITIZENS BANK OF MASSACHUSETTS

                                            By: /s/ Robert D. Mace
                                               ---------------------------
                                               Title: Vice President

                                            FLEET NATIONAL BANK


                                            By: /s/ David. J. Angell
                                               ---------------------------
                                               Title: Vice President

                                            KEYBANK NATIONAL ASSOCIATION

                                            By: /s/ Bruce Drouin
                                               ---------------------------
                                               Title: Vice President

                                            WELLS FARGO BANK IOWA, N.A.

                                            By: /s/ Lanny J. Benishek
                                               ---------------------------
                                               Title: Vice President

                                            FLEET NATIONAL BANK, as AGENT

                                            By: /s/ David. J. Angell
                                               ---------------------------
                                               Title: Vice President

                                    EXHIBIT I

                                Events of Default
                                -----------------

         The Borrower was not in compliance with the following provisions of the Credit Agreement:

         1. Section 9.3, concerning the Leverage Ratio as of September 30, 2001 for the quarter then ended.

         2. Section 9.4, concerning Consolidated EBITDA for the quarter ended September 30, 2001.

                                   EXHIBIT II
                                   ----------

                          Reservation of Rights Letter
                          ----------------------------

                                 [See Attached]

                       [FleetBoston Financial Letterhead]

November 13, 2001

Via Facsimile and
-----------------
Certified Mail, Return Receipt Requested
----------------------------------------

Provant, Inc.
67 Batterymarch Street, Suite 500
Boston, Massachusetts 02110
Attn:  Norman Fornella, Executive Vice President

Dear Mr. Fornella:

         Reference is hereby made to the Revolving Credit Agreement dated as of April 8, 1998 (as amended, the "Credit Agreement"), by and among Provant, Inc. ("Borrower"), Fleet National Bank, as Agent ("Agent") and the other lending institutions a party thereto (collectively, the "Banks"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

         At the present time, certain Events of Default have occurred and are continuing under the Credit Agreement including, without limitation, Borrower's failure to comply with various financial covenants set forth in Section 9 of the Credit Agreement.

         Although Agent and Banks are not presently taking any immediate action with respect to the aforementioned Events of Default, Agent on behalf of itself and Banks hereby reserves all of their rights and remedies under the Credit Agreement and applicable law, and Agent's and Bank's election not to exercise any such rights or remedies at the present time shall not (a) limit in any manner whatsoever Borrower's obligation to comply with, and Agent's and Banks' right to insist on Borrower's compliance with, each and every term of the Credit Agreement and (b) constitute a waiver of any Event of Default or any right or remedy available to Agent and Banks under the Credit Agreement or applicable law, and Agent hereby expressly reserves such rights with respect to the same.

         In addition, you have requested that Agent and Banks forbear from exercising their rights with respect to such Events of Default and continue to make Revolving Credit Loans to Borrower under the Credit Agreement. Agent and Banks are willing to consider such a forbearance on such terms and conditions as are satisfactory to Agent and Banks in their sole discretion, including, without limitation:

         1. The term of the credit facility shall end upon the earlier of (a) July 31, 2002, (b) the occurrence of additional defaults under the Credit Agreement and (c) the failure to meet various milestones set in connection with the refinancing in full of the credit facility.

         2. Interest on Revolving Credit Advances shall be increased to prime plus 2.50%. No new LIBOR Loans shall be permitted. Upon a default, the interest rate shall increase by an additional 2.00%.

         3. The maximum credit facility shall be the lesser of (a) $50,000,000 and (b) Eligible Accounts Receivable plus $15,000,000.

         4. Payment of the $500,000 fee required to be paid pursuant to Section 11(a)(ii) of Amendment No. 9, which fee has been due and owing since October 31, 2001.

         5. Payment of a facility fee of $300,000 on December 28, 2001 if any Bank's Commitment remains outstanding or if the credit facility has not been repaid in full.

         6. Payment of all legal and consultant fees of Agent.

         7. Establishment of various milestones in connection with the Jeffries offering memorandum and the refinancing in full of the credit facility, including without limitations the following milestones:

            o    Completion of final solicitation booklet

            o    Presentation to Rating Agency

            o    Insurance of rating by Ratings Agency

            o    Delivery of books to targets

            o    Receipts of expressions of interest

            o    Closing date.

         The failure to meet any milestone shall be a default under the Credit Facility.

         8. Waiver of default under certain financial covenants for the period ending September 30, 2001 and re-setting and establishment of various financial covenants.

         9. Establishment of reporting requirements acceptable to Agent and Banks, weekly cash flow actual/projection (including revolver usage and asset borrowing base levels), weekly Borrowing Base Certificates, monthly income, balance sheet and cash flow statements, quarterly compliance certificates plus that information due us under existing loan documents.

         10. Receipt by Agent and Borrowers no later than December 15, 2001 of an alternative plan for the refinancing in full of the credit facility in the event the Jeffries transaction does not take place.

         11. Such other terms and conditions as may be required by Agent and Banks.

         The foregoing is being furnished only for the purpose of discussion and does not constitute a proposal, a commitment or an offer to enter into or amend the Credit Agreement.

                                        Very truly yours,

                                        FLEET NATIONAL BANK, as Agent and Lender


                                        By: /s/ David J. Angell
                                           --------------------------------
                                           Name:   David J. Angell
                                           Title:     Vice President

                                     ANNEX A
                                     -------

                     AMENDMENT AND CONFIRMATION OF GUARANTY
                     --------------------------------------
                             AND SECURITY AGREEMENT
                             ----------------------

         This AMENDMENT AND CONFIRMATION OF GUARANTY (the "Guaranty Amendment"), dated as of November 13, 2001, is entered into by each of the parties identified as a Guarantor on the signature page hereto, all of which are "Guarantors" under that certain Guaranty, dated as of May 29, 1998, as supplemented by various Instruments of Adherence thereto and prior Amendment and Confirmation of Guaranty instruments, including without limitation those dated as of December 31, 1998, March 31, 1999, June 25, 1999, June 29, 1999, September 30, 1999,
December 10, 1999, June 30, 2000 and June 29, 2001(as so described, the "Guaranty"), made by such of the Guarantors as are named in such instruments, each in favor of FLEET NATIONAL BANK, as agent (the "Agent") for itself and other lending institutions under the Credit Agreement (as hereinbelow defined). All capitalized terms used herein without definition shall have the respective meanings set forth in the Credit Agreement (as hereinbelow defined).

         WHEREAS, the Agent is a party to that certain Revolving Credit Agreement, dated as of April 8, 1998 (as amended and in effect through the date hereof and from time to time hereafter, the "Credit Agreement") among PROVANT, Inc. (the "Borrower"), the Agent and other lending institutions (collectively, the "Banks") named therein; and

         WHEREAS, the Borrower and the Guarantors are members of a group of related corporations, and each of the Guarantors has previously entered into the Guaranty for the purpose of assuring payment of all Obligations of the Borrower and a Security Agreement granting security for the obligations under the Guaranty; and

         WHEREAS, the Banks, the Agent and the Borrower are this day entering into a Tenth Amendment to Revolving Credit Agreement (the "Tenth Amendment"), which provides for certain amendments and modifications with respect to the provisions of the Credit Agreement; and it is a condition precedent to the Banks' willingness to enter into the Tenth Amendment and to continue to make Revolving Credit Loans or extend credit under the Credit Agreement, as so amended by the Tenth Amendment, that each of the Guarantors execute and deliver this Guaranty Amendment.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. All references to the "Credit Agreement" appearing in the Guaranty and the Security Agreement (including references to capitalized terms which are defined in the Credit Agreement) shall mean and refer to the Credit Agreement as it is amended and supplemented by the Tenth Amendment and as it may be further amended, supplemented, modified or restated and in effect from time to time hereafter, and including without limitation any such amendment, supplement, modification or restatement which increases the amount of Indebtedness owing by the Borrower thereunder.

         2. The Guarantors hereby ratify and confirm the Guaranty and the Security Agreement, as supplemented or modified by this Guaranty Amendment, as remaining in full force and effect.

         3. This Guaranty Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty Amendment to be executed and delivered as an instrument under seal as of the date first above written.

                                         GUARANTORS:

                                         BT. NOVATIONS, INC.

                                         By: /s/ Norman Fornella
                                             -----------------------------------
                                             Title: Vice President

                                         DECKER COMMUNICATIONS, INC.

                                         By: /s/ Norman Fornella
                                             -----------------------------------
                                             Title: Vice President

                                         J. HOWARD & INC.

                                         By: /s/ Norman Fornella
                                             -----------------------------------
                                             Title: Vice President

                                         NOVATIONS GROUP, INC.

                                         By: /s/ Norman Fornella
                                             -----------------------------------
                                             Title: Vice President

                                         PROVANT MEDIA, INC.

                                         By: /s/ Norman Fornella
                                             -----------------------------------
                                             Title: Vice President

                                         STRATEGIC INTERACTIVE, INC.

                                         By: /s/ Norman Fornella
                                             -----------------------------------
                                             Title: Vice President

                                  PROVANT VERTICAL MARKET SOLUTIONS, INC.


                                  By: /s/ Norman Fornella
                                      -----------------------------------
                                      Title: Vice President

                                  STAR MOUNTAIN, INC.

                                  By: /s/ Norman Fornella
                                      -----------------------------------
                                      Title: Vice President

                                  PROVANT UTAH, INC.

                                  By: /s/ Norman Fornella
                                      -----------------------------------
                                      Title: Vice President

                                  STAR MEDIA, INC.

                                  By: /s/ Norman Fornella
                                      -----------------------------------
                                      Title: Assistant Treasurer

                                  STAR DIGITAL, INC.

                                  By: /s/ Norman Fornella
                                      -----------------------------------
                                      Title: Assistant Treasurer

                                  PROVANT SERVICES, INC.


                                  By: /s/ Norman Fornella
                                      -----------------------------------
                                      Title: Vice President

                                  SENN-DELANEY LEADERSHIP CONSULTING GROUP, INC.


                                  By: /s/ Norman Fornella
                                      -----------------------------------
                                      Title: Vice President

                                         PROVANT PROJECT MANAGEMENT, INC.

                                         By: /s/ Norman Fornella
                                             -----------------------------------
                                             Title: Assistant Treasurer

                                         HUGHES RESEARCH CORPORATION


                                         By: /s/ Norman Fornella
                                             -----------------------------------
                                             Title: Vice President

                                         FPMI COMMUNICATIONS, INC.


                                         By: /s/ Norman Fornella
                                             -----------------------------------
                                             Title: Assistant Treasurer

Accepted:

FLEET NATIONAL BANK, as Agent


By: /s/ David. J. Angell
    --------------------------------
     Title: Vice President